UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2003

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

161 First Street Cambridge, Massachusetts	02142-1228
(Address of Principal Executive Offices)	(Zip Code)

(617) 661-0540
(Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by SatCon Technology Corporation, a Delaware corporation (the “Registrant”), in connection with the matters described herein.

Item 5.            Other Events and Required FD Disclosure.

Pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), the full text of a press release issued by the Registrant on November 3, 2003 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 3, 2003, the Registrant announced that it has closed a $7.7 million equity financing transaction involving the issuance of 1,535 shares of its Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and warrants to purchase up to 1,228,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), to accredited investors.

In connection with the financing, the Registrant issued shares of Series B Preferred Stock for $5,000 per share.  The Series B Preferred Stock is convertible into a number of shares of Common Stock equal to $5,000 divided by the conversion price of the Series B Preferred Stock, which is initially $2.50.  The total number of shares of Common Stock initially issuable upon conversion of the shares of Series B Preferred Stock issued and sold is 3,070,000.  The Series B Preferred Stock accrues dividends of 6% per annum, increasing to 8% per annum on October 1, 2005.  The dividend for the first six months was paid at closing in shares of Common Stock, valued based on the average of the closing bid and ask price of the Common Stock on The NASDAQ National Market for the five trading days preceding October 31, 2003.  All further dividends will be paid on a quarterly basis.  Except in certain limited circumstances, the Registrant may opt to pay these dividends in cash or in shares of Common Stock.

As part of the financing, the Registrant also issued warrants to purchase up to 1,228,000 shares of Common Stock.  These warrants are exercisable for a five-year term and have an initial exercise price of $3.32 per share, which represents 110% of the average closing price of the Common Stock for the five trading days prior to October 31, 2003.

If the Registrant issues shares of Common Stock at a purchase price below the conversion price of the Series B Preferred Stock or the exercise price of the warrants issued in connection with the sale of the Series B Preferred Stock, the conversion price and the exercise price, as applicable, will be adjusted on a weighted average basis; provided, however, that with respect to the warrants only, the exercise price will not be adjusted pursuant to this provision below the fair market value of the Common Stock on the day preceding the closing date.

If the Registrant makes certain offers or sales to, or exchanges with (or other types of distribution to) any third party of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible, in a private transaction on or before April 30, 2005, each holder of shares of the Series B Preferred Stock will have a right of first offer to purchase securities in that financing in an amount equal to up to fifty percent (50%) of such holder’s investment in this financing.  In addition, if, on or before the first anniversary of the effective date of the required registration statement registering the resale of the shares of Common Stock underlying the Series B Preferred Stock and warrants (as discussed below), the Registrant makes certain offers or sales to, or exchanges with (or other types of distribution to) any third party of Common Stock or any securities convertible, exercisable or exchangeable into Common Stock, including debt securities so convertible, in a private transaction on terms more favorable than the Series B Preferred Stock, holders of shares of the Series B Preferred Stock will have the right to exchange their shares of Series B Preferred Stock, and any dividends accrued and unpaid thereon, for the type of the securities issued and sold in that financing.

Following the effective date of the registration statement registering the resale of the shares of Common Stock underlying the Series B Preferred Stock and warrants, the Series B Preferred Stock will automatically be converted into Common Stock if certain conditions are met, including if the average of the closing bid and ask price of the Common Stock exceeds $5.00 for a period of 20 consecutive trading days at any time after such effective date.

Within 30 days following the closing of the transaction, the Registrant is obligated to file a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Series B Preferred Stock and warrants.  The Registrant is also obligated to use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC within 90 days following the closing date.  Failure to meet these deadlines could result in the Registrant being obligated to pay certain liquidated damages to the investors.

Burnham Hill Partners, LLC, a division of Pali Capital, Inc. (“BHP”), served as the Registrant’s placement agent for the transaction.  As part of its commission, BHP will receive a cash placement fee equal to 7% of any gross proceeds received by the Registrant in connection with the financing.  Based on the amount of the financing, this cash placement fee is approximately $540,000 (including reimbursement of out-of-pocket expenses), which will be paid from the gross proceeds received by the Registrant.  BHP will also receive a cash placement fee of 4% of the aggregate consideration received by the Registrant in connection with the cash exercise of warrants issued to the investors in the financing, as well as certain warrants issued in the Registrant’s previous financing (which were exercised in connection with this financing).  In addition, BHP or its assigns will receive warrants, with an exercise price of $0.01 per share, to purchase the number of shares of Common Stock equal to 3.5% of the shares of Common Stock underlying the Series B Preferred Stock and warrants issued in this financing.  These warrants will be immediately exercisable and will expire five years after the date of issuance.

The securities described herein will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing summary description of the terms of the securities issued by the Registrant is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Registrant’s current judgment on certain issues.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors which could cause actual results to differ materially are described in Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 28, 2003 on file with the Commission and are incorporated herein by reference.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth on page 6 hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: November 3, 2003	By:	/s/ Ralph M. Norwood
Ralph M. Norwood
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibits to the Registrant’s Registration Statement on Form S-1 (File No. 33-49286).

3.2

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 12, 1997, is incorporated herein by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 1-11512).

3.3

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 17, 1999, is incorporated herein by reference to Exhibits to the Registrant’s Current Report on Form 8-K dated August 25, 1999 (File No. 1-11512).

3.4

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on March 15, 2000, is incorporated by reference to Exhibits to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2000 (File No. 1-11512).

3.5

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 4, 2001, is incorporated herein by reference to Exhibits to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 1-11512).

3.6	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of the Registrant, dated as of October 31, 2003.

*10.1	Series B Convertible Preferred Stock Purchase Agreement, dated as of October 31, 2003, by and among the Registrant and the purchasers set forth on Exhibit A thereto.

*10.2	Registration Rights Agreement, dated as of October 31, 2003, by and among the Registrant and the purchasers listed on Schedule I thereto.

10.3	Form of Warrant to purchase shares of Common Stock of the Registrant issued on October 31, 2003 in connection with the sale of the Series B Convertible Preferred Stock.

99.1	Press Release dated November 3, 2003.

*              To be filed by amendment.